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                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (form S-3 No. 333-55843) of Laserscope and the related Prospectus, as well as in the Registration Statements (Form S-8 No. 33-38831, 33-33692, 33-40506 33-53052,
33-53158, 33-63603 33-82524, 333-07089, 333-07101, 333-07103, 333-07095,
333-11787, 333-11795, 333-31213 and 333-31233, 333-60441, 333-60443, and
333-60445) pertaining to the 1984 Stock Option Plan, the 1989 Employee Stock Purchase Plan, the 1990 Director's Stock Option Plan, the 1994 Stock Option Plan, the 1995 Directors' Stock Option Plan and the 1995 Replacement Option Plan of Laserscope of our report dated March 3, 1999, with respect to the consolidated financial statements and schedule of Laserscope included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                      /s/ Ernst & Young LLP


San Jose, California
March 29, 1999